Exhibit 99.5

DANAHER CORPORATION
Offer to Exchange up to 127,868,000 Shares of Common Stock of
ENVISTA HOLDINGS CORPORATION
Which are Owned by Danaher Corporation
For Shares of Common Stock of
DANAHER CORPORATION
Pursuant to the Prospectus dated November 15, 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 13, 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF DANAHER COMMON STOCK VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:
Enclosed for your consideration are the prospectus dated November 15, 2019 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of common stock of Danaher Corporation (“Danaher”), par value $0.01 per share (“Danaher Common Stock”), which collectively constitute the offer (the “Exchange Offer”) by Danaher to exchange up to an aggregate of 127,868,000 shares of common stock of Envista Holdings Corporation (“Envista”), par value $0.01 per share (“Envista Common Stock”), which are owned by Danaher.
We are the holder of record (directly or indirectly) of shares of Danaher Common Stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Danaher Common Stock held by us for your account.
Please instruct us as to whether you wish us to tender any or all of the shares of Danaher Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.
Your attention is directed to the following:
1.Danaher is offering to exchange up to an aggregate of 127,868,000 shares of Envista Common Stock which are owned by Danaher for outstanding shares of Danaher Common Stock that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. If the offer is oversubscribed, tendered shares of Danaher Common Stock will be accepted on a pro rata basis, in proportion to the total number of shares tendered, except as described in the Prospectus. For each $100 of Danaher Common Stock accepted in the Exchange Offer, you will receive approximately $107.53 of shares of Envista Common Stock, based on the Average Danaher Price and the Average Envista Price (each as defined below), subject to an upper limit of 5.5784 shares of Envista Common Stock per share of Danaher Common Stock. See “The Exchange Offer—Terms of the Exchange Offer.” IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $107.53 OF SHARES OF ENVISTA COMMON STOCK FOR EACH $100 OF DANAHER COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.
The “Average Danaher Price” and the “Average Envista Price” will be determined by reference to the simple arithmetic average of the daily volume-weighted average prices (“VWAPs”) for Danaher Common Stock and Envista Common Stock, respectively, on the New York Stock Exchange (the “NYSE”) during the three consecutive trading days ending on and including the second trading day immediately preceding the expiration date of the Exchange Offer (which, if the Exchange Offer is not extended or terminated, would be December 9, December 10 and December 11, 2019). The daily VWAPs for shares of Danaher Common Stock or Envista Common Stock, as the case may be, will be the VWAP per share of that stock on the NYSE during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading on the NYSE), and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading on the NYSE), except that such data will only take into account adjustments made to reported trades included by 4:10 p.m., New York City time.
2.Upon the terms and subject to the conditions set forth in the Prospectus, tendering stockholders whose shares of Danaher Common Stock are accepted by Danaher pursuant to the Exchange Offer will receive Envista Common Stock (or cash in lieu of fractional shares).

3.Danaher’s obligation to exchange shares of Envista Common Stock for shares of Danaher Common Stock is subject to certain conditions, as described in the Prospectus, which you should read carefully and in its entirety.
4.Shares of Danaher Common Stock validly tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer and, unless Danaher has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Danaher accepts shares of Danaher Common Stock pursuant to the Exchange Offer, your tender is irrevocable.
5.Tendering stockholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or complete and sign an appropriate IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to the gross cash proceeds payable to such stockholder or other payee pursuant to the Exchange Offer. Neither Danaher nor Envista will indemnify any individual stockholder for any taxes that may be incurred in connection with the Exchange Offer.
6.Participants in the Savings Plans (as defined in the Prospectus) should follow the special instructions that are being sent to them by or on behalf of their plan administrator. Such participants should not use the Letter of Transmittal to direct the tender of shares of Danaher Common Stock held in these plans, but should instead use the Exchange Offer election form provided to them by or on behalf of their plan administrator. Such participants may direct the applicable plan trustee to tender all, some or none of the shares of Danaher Common Stock allocable to their Savings Plan accounts, subject to the limitations set forth in any special instructions provided to them. To allow sufficient time for the tender of shares by the trustee of the applicable Savings Plan, tendering holders must provide the tabulator with the requisite instructions by the deadline specified in the special instructions provided to them, unless the Exchange Offer is extended. If the Exchange Offer is extended, and if administratively feasible, the deadline for receipt of participants’ direction may also be extended.
The Exchange Offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Danaher Common Stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to sell of exchange, or solicitations of offers to buy or exchange, the securities offered by the Exchange Offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented does not extend to you.
If you wish to have us tender any or all of your shares of Danaher Common Stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter. If you authorize the tender of your shares of Danaher Common Stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the Exchange Offer.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 13, 2019, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

Instructions with Respect to
DANAHER CORPORATION
Offer to Exchange up to 127,868,000 Shares of Common Stock of
ENVISTA HOLDINGS CORPORATION
which are owned by Danaher Corporation
for Shares of Common Stock of
DANAHER CORPORATION
The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus dated November 15, 2019 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by Danaher Corporation (“Danaher”) to exchange up to an aggregate of 127,868,000 shares of common stock of Envista Holdings Corporation (“Envista”), par value $0.01 per share, which are owned by Danaher, for shares of common stock of Danaher, par value $0.01 per share (“Danaher Common Stock”).
This instructs you to tender the number of shares of Danaher Common Stock indicated below (or if no number is indicated below, all shares of Danaher Common Stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:

Number of shares of Danaher Common Stock to be tendered*:
*Unless otherwise indicated, it will be assumed that all shares of Danaher Common Stock we hold for your account are to be tendered.
ODD-LOTS

☐	By checking this box, I represent that I own beneficially fewer than 100 shares of Danaher Common Stock and am tendering all my shares of Danaher Common Stock.
Dated: ___________, 2019

Signature(s)

Please type or print your name(s) here

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s) (If you don’t have a Tax Identification or Social Security Number, please enter four zeros (0000).)
PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ANY OF THE DEALER MANAGERS, ENVISTA OR DANAHER. DELIVERY TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ANY OF THE DEALER MANAGERS, ENVISTA OR DANAHER WILL NOT CONSTITUTE A VALID DELIVERY.

3